Exhibit 10.20

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

Morrison & Foerster LLP

2000 Pennsylvania Avenue, NW

Washington, D.C. 20006-1888

Attn: Frederick E. Jenney, Esq.

Trustor’s Organizational Identification Number: Delaware - 4568683

Space above for Recorder’s Use Only

CONSTRUCTION AND PERMANENT DEED OF TRUST

with Assignment of Rents and Fixture Filing

(California)

The parties to this Construction and Permanent Deed of Trust with Assignment of Rents, and Fixture Filing (this “Deed of Trust”) made as of September 3, 2009, are Solyndra Fab 2 LLC, a limited liability company organized and existing under the laws of Delaware, as trustor (“Trustor”), whose address is 47700 Kato Road, Fremont, California 94538, Chicago Title Company, a California corporation, as trustee (“Trustee”), whose address is 455 Market Street, Suite 2100, San Francisco, California 94105, and U.S. Bank National Association, a national banking association, as beneficiary, collateral agent and secured party (“Beneficiary”), whose address is 100 Wall Street, Suite 1600, New York, New York 10005; Attention: Corporate Trust Services.

I. Grant in Trust and Secured Obligations

1.1 Grant in Trust

For the purpose of securing payment and performance of the Secured Obligations defined and described in Section 1.2, Trustor hereby irrevocably and unconditionally grants, conveys, transfers and assigns to Trustee, in trust for the benefit of Beneficiary, with power of sale and right of entry and possession, and grants a security interest in (as more fully provided in Article III hereof), all estate, right, title and interest which Trustor now has or may later acquire in and to the following property (all or any part of such property, or any interest in all or any part of it, as the context may require, the “Property”):

(a) the real property located in the County of Alameda, State of California, as described in Exhibit A, together with all existing and future easements and rights affording access to it (the “Land”); together with

(b) all buildings, structures and improvements now located or later to be constructed on the Land (the “Improvements”); together with

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(c) all existing and future appurtenances, privileges, easements, franchises and tenements of the Land, including all minerals, oil, gas, other hydrocarbons and associated substances, sulphur, nitrogen, carbon dioxide, helium and other commercially valuable substances which may be in, under or produced from any part of the Land, all development rights and credits, air rights, water, water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant) and water stock, and any land lying in the streets, roads or avenues, open or proposed, in front of or adjoining the Land and Improvements; together with

(d) all existing and future leases, subleases, subtenancies, licenses, occupancy agreements and concessions (“leases”) relating to the use and enjoyment of all or any part of the Land and Improvements, and any and all deposits, guaranties and other agreements relating to or made in connection with any of such leases; together with

(e) all of Trustor’s right, title and interest in and to all fixtures now or later to be attached to any part of the Land and Improvements, including all pumping plants, engines, pipes, ditches and flumes, and also all gas, electric, cooking, heating, cooling, air conditioning, lighting, refrigeration and plumbing fixtures and equipment, all of which shall be considered to the fullest extent of the law to be real property for purposes of this Deed of Trust; together with

(f) all of Trustor’s right, title and interest in and to all building materials, equipment, work in process or other personal property of any kind, which have been or later will be incorporated into or installed in or about the Land or Improvements; together with

(g) all refunds of property taxes, assessments or similar payments made with respect to all or any part of the Property, irrespective of the period of time to which such taxes, assessments or similar payments may relate, utility deposits, development and use rights, governmental permits and licenses, applications, architectural and engineering plans, specifications and drawings, as-built drawings, documents, notes and, which arise from or relate to construction on the Land, or to the Land and Improvements generally; together with

(j) all proceeds, including all claims to and demands for them, of the voluntary or involuntary conversion of any of the Land, Improvements or the other property described above into cash or liquidated claims, including proceeds of all present and future fire, hazard or casualty insurance policies and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any damage or injury to the Land, Improvements or the other property described above or any part of them, or breach of warranty in connection with the construction of the Improvements, including causes of action arising in tort, contract, fraud or concealment of a material fact; together with

(k) all tax benefits arising, accruing or in any way belonging or appertaining to Trustor, any of its constituent partners or the Property, and all documents, agreements, instruments and supporting material necessary or desirable to support or substantiate any and all allocations of any tax credits and benefits and the Property’s and/or Trustor’s compliance with any tax credit program or programs; together with

(m) all proceeds of, additions and accretions to, substitutions and replacements for, and changes in any of the property described above.

Capitalized terms used above and elsewhere in this Deed of Trust without definition have the meanings given them in the Common Agreement referred to in subsection 1.2(c) below.

1.2 Secured Obligations

Trustor makes the grant, conveyance, transfer and assignment set forth in Section 1.1 and grants the security interest set forth in Article III for the purpose of securing the following obligations (the “Secured Obligations”) in any order of priority that Beneficiary may choose:

(a) Payment of all Borrower Reimbursement Obligations at any time owing by Trustor to the U.S. Department of Energy, an agency of the United States of America (the “DOE”), in connection with any DOE Guaranty Payment made for the benefit of the Federal Financing Bank, a body corporate and instrumentality of the United States of America (“FFB”), as a result of any payment default by Trustor under any FEB Funding Document, including any payment default by Trustor of its obligations with respect to the FFB Loan in the stated principal amount of Five Hundred Thirty Five Million and No/100 Dollars ($535,000,000.00) as evidenced by the FFB Promissory Note; and

(b) Payment and performance of all obligations of Trustor under this Deed of Trust; and

(c) Payment and performance of all Secured Obligations of Trustor under and as defined in that certain Common Agreement dated as of September 2, 2009 (the “Common Agreement”), by and among Trustor as “Borrower”, the DOE, for itself as a Credit Party, the U.S. Department of Energy, an agency of the United States of America acting through its Loan Guarantee Program Office, as “Loan Servicer”, and the U.S. Bank National Association, as “Collateral Agent”; and

(d) Payment and performance of all future advances and other obligations that Trustor or any successor in ownership of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, when a writing evidences the parties’ agreement that the advance or obligation be secured by this Deed of Trust; and

(e) Payment and performance of all modifications, amendments, extensions, and renewals, however evidenced, of any of the Secured Obligations.

In addition to certain other Loan Documents, Trustor is executing an Environmental Indemnity Agreement (the “Indemnity Agreement”) regarding the Property in connection with the Secured Obligations. The Indemnity Agreement is a Loan Document; however, only certain of Trustor’s obligations under the Indemnity Agreement are secured by this Deed of Trust. Notwithstanding any provision of this Deed of Trust or any other Loan Document, the obligations of Trustor arising from the Indemnity Agreement are and shall be Secured Obligations under this Deed of Trust only to the extent and at the times specified in the Indemnity Agreement.

As more particularly set forth in the Common Agreement and the FFB Funding Documents, Advances under the FFB Loan for construction of the Project will be carried over and repaid following the Project Completion Date upon the terms and subject to the conditions set forth in the Common Agreement and the FFB Funding Documents, and this Deed of Trust will continue to secure the Secured Obligations following the completion of construction without any loss of or other affect on the priority of the lien of this Deed of Trust until the date that all Secured Obligations (other than inchoate indemnity obligations) are paid in full.

All persons who may have or acquire an interest in all or any part of the Property will be considered to have notice of the terms of the Secured Obligations and each other agreement or instrument made or entered into in connection with each of the Secured Obligations. These terms include any provisions in the FFB Promissory Note, the Common Agreement and the FFB Program Financing Agreement which permit borrowing, repayment and reborrowing, or which provide that the interest rate on one or more of the Secured Obligations may vary from time to time.

II. Assignment of Rents

2.1 Assignment

Trustor hereby irrevocably, absolutely, presently and unconditionally assigns to Beneficiary all rents, royalties, issues, profits, revenue, income and proceeds from the sale or lease of the Property (including, without limitation, any proceeds from the leasing of any part of the Land or the Improvements, and any security or other deposits on account thereof), whether now due, past due or to become due, including all prepaid rents and security deposits (some or all collectively, as the context may require, “Rents”). Trustor shall not subordinate any lease or other contract affecting the Property to the lien of any encumbrance junior in priority to this Deed of Trust, unless otherwise permitted by any Loan Document. This is an absolute assignment, not an assignment for security only.

2.2 Grant of License

Beneficiary hereby confers upon Trustor a license (“License”) to collect and retain the Rents as they become due and payable, so long as no Event of Default, as defined in Section 5.2, shall exist and be continuing. If an Event of Default has occurred and is continuing, Beneficiary shall have the right, which it may choose to exercise in its sole discretion, to terminate this License without notice to or demand upon Trustor, and without regard to the adequacy of Beneficiary’s security under this Deed of Trust.

2.3 Collection and Application of Rents

Subject to the License granted to Trustor under Section 2.2, Beneficiary has the right, power and authority to collect any and all Rents.

Beneficiary’s right to the Rents does not depend on whether or not Beneficiary takes possession of the Property as permitted under subsection 5.3(c). In Beneficiary’s sole discretion, it may choose to collect Rents either with or without taking possession of the Property. Subject to the License granted to Trustor under Section 2.2, Beneficiary shall apply all Rents collected by it in the manner provided under Section 5.6. If an Event of Default occurs while Beneficiary is in possession of all or part of the Property and is collecting and applying Rents as permitted under this Deed of Trust, Beneficiary, Trustee and any receiver shall nevertheless be entitled to exercise and invoke every right and remedy afforded any of them under this Deed of Trust and at law or in equity, including the right to exercise the power of sale granted under Section1.1 and subsection 5.3 (g) during the continuance of such Event of Default.

2.4 Beneficiary Not Responsible

Under no circumstances shall Beneficiary have any duty to produce Rents from the Property. Regardless of whether or not Beneficiary, in person or by agent, takes actual possession of the Land and Improvements, Beneficiary is not and shall not be deemed to be:

(a) a “mortgagee in possession” for any purpose; or

(b) responsible for performing any of the obligations of the lessor under any lease; or

(c) responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property; or

(d) liable in any manner for the Property or the use, occupancy, enjoyment or operation of all or any part of it.

2.5 Leasing

Except for the Back End Site Lease and any other Lease of the Property permitted by the Common Agreement, Trustor shall not lease the Property or any part of it.

III. Fixture Filing

This Deed of Trust constitutes a financing statement filed as a fixture filing under Section 9502(c) of the California Uniform Commercial Code, as amended or recodified from time to time, covering any Property which now is or later may become fixtures attached to the Land or Improvements, and is to be filed for record in the real estate records in each county where any part of the Property is situated. The mailing address of Trustor and Beneficiary are as set forth below. The type and jurisdiction of organization of Trustor and the Trustor’s organizational identification number are as set forth at the beginning of this Deed of Trust.

IV. Rights and Duties of the Parties

4.1 Representations and Warranties

In addition to the representations and warranties set forth in the Common Agreement, the DOE Credit Facility Documents and the Security Agreements, Trustor warrants that:

(a) Trustor lawfully possesses and holds fee simple title to all of the Land and Improvements;

(b) Trustor has or will have good title to all Property other than the Land and Improvements;

(c) this Deed of Trust creates a first and prior lien on the Property, subject to Permitted Liens;

(d) Trustor’s place of business, or its chief executive office if it has more than one place of business, is located at the address specified below.

4.2 Taxes and Assessments

Trustor shall pay prior to delinquency all taxes, levies, charges and assessments, including assessments on appurtenant water stock, imposed by any public or quasi-public authority or utility company which are (or if not paid, may become) a lien on all or part of the Rents or the Property or any interest in it, except any such taxes, levies, charges or assessments that constitute a Permitted Lien. If any such taxes, levies, charges or assessments become delinquent, Beneficiary may require Trustor to present evidence that they have been paid in full, on ten (10) days’ written notice by Beneficiary to Trustor.

4.3 Performance of Secured Obligations

Trustor shall promptly pay and perform each Secured Obligation in accordance with its terms.

4.4 Liens, Charges and Encumbrances

Within ten (10) Business Days, Trustor shall discharge any lien, excluding Permitted Liens, on the Rents or the Property which Beneficiary has not consented to in writing. Except as permitted by the Common Agreement, Trustor shall pay when due each obligation reducible to a lien, charge or encumbrance which now does or later may encumber or appear to encumber all or part of the Rents or the Property or any interest in it, whether the lien, charge or encumbrance is or would be senior or subordinate to this Deed of Trust. This Section 4.4 is subject to any right granted to Trustor in the Loan Documents to contest in good faith claims and liens for labor done and materials and services furnished in connection with construction of the Improvements.

4.5 Damages and Insurance and Condemnation Proceeds

If any material Event of Loss shall occur with respect to the Property, the Borrower shall comply with the requirements of Section 6.25 of the Common Agreement.

4.6 Maintenance, Operation and Preservation of Property

(a) Trustor shall insure the Property as required by the Common Agreement and keep the Property in good condition and repair in accordance with the standards set forth in the O&M Agreement.

(b) Trustor shall not remove or demolish the Property or any part of it, or alter, restore or add to the Property, or initiate or allow any change in any zoning or other land use classification which affects the Property or any part of it, except as permitted or required by the Common Agreement or with Beneficiary’s express prior written consent in each instance.

(c) If all or part of the Property becomes damaged or destroyed, Trustor shall promptly and completely repair and/or restore the Property in a good and workmanlike manner in accordance with sound building practices; provided, however, that Trustor shall have no such obligation to complete or restore any of the Property if such damage or destruction is not required to be restored under the Common Agreement or the O&M Agreement.

(d) Trustor shall not bring or keep any article on the Property or cause or allow any condition to exist on it, that could invalidate or would be prohibited by, any insurance coverage required to be maintained by Trustor on the Property or any part of it under the Common Agreement.

(e) Trustor shall not commit or allow waste of the Property, including those acts or omissions characterized under the Common Agreement or under the Indemnity Agreement as waste which arises out of Hazardous Substances (as defined in the Indemnity Agreement).

4.7 Trustee’s Acceptance of Trust

Trustee accepts this trust when this Deed of Trust is recorded.

4.8 Releases, Extensions, Modifications and Additional Security

(a) From time to time, Beneficiary may perform any of the following acts without incurring any liability or giving notice to any person:

(i) release any person liable for payment of any Secured Obligation;

(ii) extend the time for payment, or otherwise alter the terms of payment, of any Secured Obligation;

(iii) accept additional real or personal property of any kind as security for any Secured Obligation, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security; or

(iv) alter, substitute or release any property securing the Secured Obligations.

(b) From time to time when requested to do so by Beneficiary in writing, Trustee may perform any of the following acts without incurring any liability or giving notice to any person:

(i) consent to the making of any plat or map of the Property or any part of it;

(ii) join in granting any easement or creating any restriction affecting the Property;

(iii) join in any subordination or other agreement affecting this Deed of Trust or the lien of it; or

(iv) reconvey the Property or any part of it without any warranty.

4.9 Reconveyance

When all of the Secured Obligations (other than inchoate indemnity obligations) have been paid and performed in full, Beneficiary shall request Trustee in writing to reconvey the Property, and shall surrender this Deed of Trust and all notes and instruments evidencing the Secured Obligations to Trustee. When Trustee receives Beneficiary’s written request for reconveyance and all fees and other sums owing to it by Trustor under Section 4.10, Trustee shall reconvey the Property, or so much of it as is then held under this Deed of Trust, without warranty to the person or persons legally entitled to it. That person or those persons shall pay any costs of recordation. In the reconveyance, the grantee may be described as “the person or persons legally entitled thereto,” and the recitals of any matters or facts shall be conclusive proof of their truthfulness. Neither Beneficiary nor Trustee shall have any duty to determine the rights of persons claiming to be rightful grantees of any reconveyance.

4.10 Compensation, Exculpation, Indemnification

(a) Trustor agrees to pay all reasonable fees as may be charged by Beneficiary and Trustee, for any services that Beneficiary or Trustee may render in connection with this Deed of Trust, including Beneficiary’s providing a statement of the Secured Obligations or Trustee’s rendering of services in connection with a reconveyance. Trustor shall also pay or reimburse all of Beneficiary’s and Trustee’s costs and expenses which may be incurred in rendering any such services. Trustor further agrees to pay or reimburse Beneficiary for all costs, expenses and other advances which may be incurred or made by Beneficiary or Trustee in any efforts to enforce any terms of this Deed of Trust, including any rights or remedies afforded to Beneficiary or Trustee or both of them under Section 5.3, whether any lawsuit is filed or not, or in defending any action or proceeding arising under or relating to this Deed of Trust, including attorneys’ fees and other legal costs, costs of any Foreclosure Sale (as defined in subsection 5.3(h)) and any cost of evidence of title. If Beneficiary chooses to dispose of Property through more than one Foreclosure Sale, Trustor shall pay all costs, expenses or other advances that may be incurred or made by Trustee or Beneficiary in each of those Foreclosure Sales.

(b) Beneficiary shall not be directly or indirectly liable to Trustor or any other person as a consequence of any of the following:

(i) Beneficiary’s exercise of or failure to exercise any rights, remedies or powers granted to it in this Deed of Trust;

(ii) Beneficiary’s failure or refusal to perform or discharge any obligation or liability of Trustor under any agreement related to the Property or under this Deed of Trust; or

(iii) any loss sustained by Trustor or any third party resulting from Beneficiary’s failure to market the Property or any portion thereof for sale, or from any other act or omission of Beneficiary in managing the Property, after an Event of Default, unless the loss is caused by the willful misconduct or bad faith of Beneficiary.

Trustor hereby expressly waives and releases all liability of the types described above, and agrees that no such liability shall be asserted against or imposed upon Beneficiary.

(c) Trustor shall pay all obligations to pay money arising under this Section 4.10 immediately upon demand by Trustee or Beneficiary. Each such obligation shall be added to, and considered to be part of, the Secured Obligations, and shall bear interest from the date the obligation arises at the Late Charge Rate.

4.11 Defense and Notice of Claims and Actions

At Trustor’s sole expense, Trustor shall protect, preserve and defend the Property and title to and right of possession of the Property, and the security of this Deed of Trust and the rights and powers of Beneficiary and Trustee created under it, against all adverse claims. Trustor shall give Beneficiary and Trustee prompt notice in writing if any claim is asserted which does or could affect any of these matters, or if any action or proceeding is commenced which alleges or relates to any such claim.

4.12 Substitution of Trustee

From time to time, Beneficiary may substitute a successor to any Trustee named in or acting under this Deed of Trust in any manner now or later to be provided at law, or by a written instrument executed and acknowledged by Beneficiary and recorded in the office(s) of the recorder(s) of the county or counties where the Land and Improvements are situated. Any such instrument shall be conclusive proof of the proper substitution of the successor Trustee, who shall automatically upon recordation of the instrument succeed to all estate, title, rights, powers and duties of the predecessor Trustee, without conveyance from it.

4.13 Subrogation

Beneficiary shall be subrogated to the liens of all encumbrances, whether released of record or not, which are discharged in whole or in part by Beneficiary in accordance with this Deed of Trust or with the proceeds of any loan secured by this Deed of Trust.

V. Accelerating Transfer, Default and Remedies

5.1 Accelerating Transfer

“Accelerating Transfer” means any sale, contract to sell, conveyance, encumbrance, lease, or other transfer of all or any part of the Property or any interest in it, whether voluntary, involuntary, by operation of law or otherwise that is not expressly permitted by the Common Agreement or any other Loan Document. If any Accelerating Transfer occurs, Beneficiary in its sole discretion may declare all of the Secured Obligations to be immediately due and payable, and Beneficiary and Trustee may invoke any rights and remedies provided by Section 5.3 of this Deed of Trust.

5.2 Events of Default

Trustor will be in default under this Deed of Trust upon the occurrence and during the continuance of any Event of Default under the Common Agreement (some or all collectively, “Events of Default;” any one singly, an “Event of Default”).

5.3 Remedies

At any time after an Event of Default, Beneficiary and Trustee shall be entitled to invoke any and all of the rights and remedies described below. All of such rights and remedies shall be cumulative, and the exercise of any one or more of them shall not constitute an election of remedies.

(a) Acceleration

Beneficiary may declare any or all of the Secured Obligations to be due and payable immediately.

(b) Receiver

Beneficiary may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Property.

(c) Entry

Beneficiary, in person, by agent or by court-appointed receiver, may, to the extent permitted by applicable law, enter, take possession of, complete construction on, manage and operate, and lease or sell, all or any part of the Property, and may also do any and all other things in connection with those actions that Beneficiary may in its sole discretion consider necessary and appropriate to protect the security of this Deed of Trust or which are otherwise permitted to be taken or conducted by Beneficiary under the Common Agreement. Such other things may include, to the extent permitted by applicable law: entering into, enforcing, modifying, or canceling leases on such terms and conditions as Beneficiary may consider proper; obtaining and evicting tenants; fixing or modifying Rents; collecting and receiving any payment of money owing to Trustor; completing any unfinished construction (including making use of any FFB Loan funds or other amounts available under the Collateral Agency Agreement, for such purpose, and including making such reallocations of costs as Beneficiary may elect in any Construction Budget); and/or contracting for and making repairs and alterations. If Beneficiary so requests, Trustor shall assemble all of the Property that has been removed from the Land and make all of it available to Beneficiary at the site of the Land. Regardless of any provision of this Deed of Trust or the Common Agreement, Beneficiary shall not be considered to have accepted any property other than cash or immediately available funds in satisfaction of any obligation of Trustor to Beneficiary, unless Beneficiary has given express written notice of its election of that remedy in accordance with California Uniform Commercial Code Section 9505, as it may be amended or recodified from time to time.

(d) Cure; Protection of Security

Either Beneficiary or Trustee may (but shall not be obligated to) cure any breach or default of Trustor, and if it chooses to do so in connection with any such cure, Beneficiary or Trustee, to the extent permitted by applicable law, may also enter the Property and/or do any and all other things which it may in its sole discretion consider necessary and appropriate to protect the security of this Deed of Trust. Such other things may include: appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Beneficiary or Trustee under, this Deed of Trust; paying, purchasing, contesting or compromising any encumbrance, charge, lien or claim of lien which in Beneficiary’s or Trustee’s sole judgment is or may be senior in priority to this Deed of Trust, such judgment of Beneficiary or Trustee to be conclusive as among the parties to this Deed of Trust; obtaining insurance and/or paying any premiums or charges for insurance required to be carried under the Common Agreement; otherwise caring for and protecting any and all of the Property; making and pursuing any claim against any third party and defending against any claim by any third party; and/or employing counsel, accountants, contractors and other appropriate persons to assist Beneficiary or Trustee. Beneficiary and Trustee may take any of the actions permitted under this subsection 5.3(d) either with or without giving notice to any person.

(e) Uniform Commercial Code Remedies and other Remedies

Beneficiary may exercise any or all of the remedies granted to a secured party under the California Uniform Commercial Code or to the Secured Parties under the Common Agreement, the DOE Credit Facility Documents and the other Security Documents.

(f) Judicial Action

Beneficiary may bring an action in any court of competent jurisdiction to foreclose this instrument, to obtain specific enforcement of any of the covenants or agreements of this Deed of Trust or to take any action at its option to enforce any of the indemnities or covenants under the Indemnity Agreement pursuant to California Code of Civil Procedure Sections 726.5 and 736.

(g) Power of Sale

Under this power of sale, Beneficiary shall have the discretionary right to cause some or all of the Property, including any Property which constitutes personal property, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable law.

(i) Sales of Personal Property

For purposes of this power of sale, Beneficiary may elect to treat as personal property any Property which is intangible or which can be severed from the Land or Improvements without causing structural damage. If it chooses to do so, Beneficiary may dispose of any personal property separately from the sale of real property, in any manner permitted by Division 9 of the California Uniform Commercial Code as provided in the Security Agreement. Any proceeds of any such disposition shall not cure any Event of Default or reinstate any Secured Obligation for purposes of Section 2924c of the California Civil Code.

(ii) Trustee’s Sales of Real Property or Mixed Collateral

Beneficiary may choose to dispose of some or all of the Property which consists solely of real property in any manner then permitted by applicable law. In its discretion, Beneficiary may also or alternatively choose to dispose of some or all of the Property, in any combination consisting of both real and personal property, together in one sale to be held in accordance with the law and procedures applicable to real property, as permitted by Section 9501(4) of the California Uniform Commercial Code. Trustor agrees that such a sale of personal property together with real property constitutes a commercially reasonable sale of the personal property. For purposes of this power of sale, either a sale of real property alone, or a sale of both real and personal property together in accordance with California Uniform Commercial Code Section 9501(4), will sometimes be referred to as a “Trustee’s Sale.”

Before any Trustee’s Sale, Beneficiary or Trustee shall give such notice of default and election to sell as may then be required by law. When all time periods then legally mandated have expired, and after such notice of sale as may then be legally required has been given, Trustee shall sell the property being sold at a public auction to be held at the time and place specified in the notice of sale, and Beneficiary may impose such terms and conditions of sale as are permitted or allowed by applicable law. Neither Trustee nor Beneficiary shall have any obligation to make demand on Trustor before any Trustee’s Sale. From time to time in accordance with then applicable law, Trustee may, and in any event at Beneficiary’s request shall, postpone any Trustee’s Sale by public announcement at the time and place noticed for that sale.

At any Trustee’s Sale, Trustee shall sell to the highest bidder at public auction for cash in lawful money of the United States, unless other terms and conditions of sale are prescribed by Beneficiary in accordance with and as permitted by applicable law. Trustee shall execute and deliver to the purchaser(s) a deed or deeds conveying the property being sold without any covenant or warranty whatsoever, express or implied. The recitals in any such deed of any matters or facts, including any facts bearing upon the regularity or validity of any Trustee’s Sale, shall be conclusive proof of their truthfulness. Any such deed shall be conclusive against all persons as to the facts recited in it.

(h) Single or Multiple Foreclosure Sales

If the Property consists of more than one lot, parcel or item of property, Beneficiary may:

(i) designate the order in which the lots, parcels and/or items shall be sold or disposed of or offered for sale or disposition; and

(ii) elect to dispose of the lots, parcels and/or items through a single consolidated sale or disposition to be held or made under the power of sale granted in subsection 5.3(g), or in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale; or through two or more such sales or dispositions, each of which may be separately noticed if so elected by Beneficiary and permitted by applicable law; or in any other manner Beneficiary may deem to be in its best interests (any such sale or disposition, a “Foreclosure Sale;” any two or more, “Foreclosure Sales”).

If it chooses to have more than one Foreclosure Sale, Beneficiary at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and places and in such order as it may deem to be in its best interests, all as may be permitted under applicable law. No Foreclosure Sale shall terminate or affect the lien of this Deed of Trust on any part of the Property which has not been sold, until all of the Secured Obligations have been paid in full.

5.4 Credit Bids

At any Foreclosure Sale, any person, including Trustor, Trustee or Beneficiary, may bid for and acquire the Property or any part of it to the extent permitted by then applicable law. Instead of paying cash for that property, Beneficiary may settle for the purchase price by crediting the sales price of the property against the following obligations:

(a) First, the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Trustor is obligated to pay or reimburse Beneficiary or Trustee under Section 4.10;

(b) Second, all other Secured Obligations (excluding any Secured Obligations arising in connection with the Indemnity Agreement) in any order and proportions as Beneficiary in its sole discretion may choose; and

(c) Third, if and only to the extent that Beneficiary specifically elects in writing in its sole discretion to credit the sales price against such obligations, any Secured Obligations (or other obligations of Trustor) consisting of amounts payable under the Indemnity Agreement which are liquidated in amount at the time of such foreclosure sale.

5.5 Application of Foreclosure Sale Proceeds

Proceeds of any Foreclosure Sale shall be applied by the Beneficiary in the manner set forth in the Common Agreement and the Collateral Agency Agreement.

5.6 Application of Rents and Other Sums

Any and all Rents collected by Beneficiary, and any and all sums other than proceeds of a Foreclosure Sale which Beneficiary may receive or collect under Section 5.3, shall be applied by the Beneficiary in the manner set forth in the Common Agreement and the Collateral Agency Agreement.

Beneficiary shall have no liability for any funds which it does not actually receive.

5.7 Survival of Indemnity Agreement Obligations

Without limiting the provisions of the Indemnity Agreement, all obligations of Trustor thereunder shall survive any release or reconveyance of this Deed of Trust, any waiver of the lien of this Deed of Trust, any waiver of any other security for any Secured Obligations, any foreclosure of this Deed of Trust or any conveyance in lieu of foreclosure, or any release or reconveyance of any portion of the Property, all to the fullest extent permitted by applicable law.

VI. Miscellaneous Provisions

6.1 Additional Provisions

The Loan Documents fully state all of the terms and conditions of the parties’ agreement regarding the matters mentioned in or incidental to this Deed of Trust. The Loan Documents also grant further rights to Beneficiary and contain further agreements and affirmative and negative covenants by Trustor which apply to this Deed of Trust and to the Property.

6.2 No Waiver or Cure

Each waiver by Beneficiary or Trustee must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from any delay or failure by Beneficiary or Trustee to take action on account of any default of Trustor. Consent by Beneficiary or Trustee to any act or omission by Trustor shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Beneficiary’s or Trustee’s consent to be obtained in any future or other instance.

If any of the events described below occurs, that event alone shall not: cure or waive any breach, Event of Default or notice of default under this Deed of Trust or invalidate any act performed pursuant to any such default or notice; or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and all other defaults under the Loan Documents have been cured); or impair the security of this Deed of Trust; or prejudice Beneficiary, Trustee or any receiver in the exercise of any right or remedy afforded any of them under this Deed of Trust; or be construed as an affirmation by Beneficiary of any tenancy, lease or option, or a subordination of the lien of this Deed of Trust.

(a) Beneficiary, its agent or a receiver takes possession of all or any part of the Property in the manner provided in subsection 5.3(c).

(b) Beneficiary collects and applies Rents as permitted under Sections 2.3 and 5.6, either with or without taking possession of all or any part of the Property.

(c) Beneficiary receives and applies to any Secured Obligation proceeds of any Property, including any proceeds of insurance policies, condemnation awards, or other claims, property or rights assigned to Beneficiary under Section 4.5.

(d) Beneficiary makes a site visit, observes the Property and/or conducts tests as permitted under Section 4.14.

(e) Beneficiary receives any sums under this Deed of Trust or any proceeds of any collateral held for any of the Secured Obligations, and applies them to one or more Secured Obligations.

(f) Beneficiary, Trustee or any receiver invokes any right or remedy provided under this Deed of Trust.

6.3 Powers of Beneficiary and Trustee

Trustee shall have no obligation to perform any act which it is empowered to perform under this Deed of Trust unless it is requested to do so in writing and is reasonably indemnified against loss, cost, liability and expense.

If either Beneficiary or Trustee performs any act which it is empowered or authorized to perform under this Deed of Trust, including any act permitted by Section 4.8 or subsection 5.3(d), that act alone shall not release or change the personal liability of any person for the payment and performance of the Secured Obligations then outstanding, or the lien of this Deed of Trust on all or the remainder of the Property for full payment and performance of all outstanding Secured Obligations. The liability of the original Trustor shall not be released or changed if Beneficiary grants any successor in interest to Trustor any extension of time for payment, or modification of the terms of payment, of any Secured Obligation. Beneficiary shall not be required to comply with any demand by the original Trustor that Beneficiary refuse to grant such an extension or modification to, or commence proceedings against, any such successor in interest.

Beneficiary may take any of the actions permitted under subsections 5.3(b) and/or 5.3(c) regardless of the adequacy of the security for the Secured Obligations, or whether any or all of the Secured Obligations have been declared to be immediately due and payable, or whether notice of default and election to sell has been given under this Deed of Trust.

From time to time, Beneficiary or Trustee may apply to any court of competent jurisdiction for aid and direction in executing the trust and enforcing the rights and remedies created under this Deed of Trust. Beneficiary or Trustee may from time to time obtain orders or decrees directing, confirming or approving acts in executing this trust and enforcing these rights and remedies.

6.3 Merger

No merger shall occur as a result of Beneficiary’s acquiring any other estate in or any other lien on the Property unless Beneficiary consents to a merger in writing.

6.4 Applicable Law

This Deed of Trust shall be governed by California law without regard to the choice of law rules of that state.

6.5 Successors in Interest

The terms, covenants and conditions of this Deed of Trust shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties. However, this Section 6.5 does not waive the provisions of Section 5.1.

6.6 Interpretation

Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Deed of Trust are for convenience only and do not define or limit any terms or provisions. The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.”

The word “obligations” is used in its broadest and most comprehensive sense, and includes all primary, secondary, direct, indirect, fixed and contingent obligations. It further includes all principal, interest, prepayment charges, late charges, loan fees and any other fees and charges accruing or assessed at any time, as well as all obligations to perform acts or satisfy conditions.

No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Deed of Trust. The Exhibits and Schedules to this Deed of Trust are hereby incorporated in this Deed of Trust.

6.7 Waiver of Marshaling

Trustor waives all rights, legal and equitable, it may now or hereafter have to require marshaling of assets or to require upon foreclosure sales of assets in a particular order, including any rights provided by California Civil Code Sections 2899 and 3433, as such Sections may be amended from time to time. Each successor and assign of Trustor, including any holder of a lien subordinate to this Deed of Trust, by acceptance of its interest or lien agrees that it shall be bound by the above waiver, as if it had given the waiver itself.

6.8 Severability

If any provision of this Deed of Trust should be held unenforceable or void, that provision shall be deemed severable from the remaining provisions and in no way affect the validity of this Deed of Trust except that if such provision relates to the payment of any monetary sum, then Beneficiary may, at its option, declare all Secured Obligations immediately due and payable.

6.9 Notices

Trustor hereby requests that a copy of notice of default and notice of sale be mailed to it at the address set forth below. That address is also the mailing address of Trustor as debtor under the California Uniform Commercial Code. Beneficiary’s address given below is the address for Beneficiary as secured party under the California Uniform Commercial Code.

Any communications between or among the parties hereto or notices provided herein to be given may be given to the addresses listed below. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service for inland delivery or international courier for international delivery, (c) in the event overnight delivery service or international courier service is not readily available, if mailed by first class mail (or airmail for international delivery), postage prepaid, registered or certified with return receipt requested, (d) if sent by telecopy with transmission verified or (e) if transmitted by electronic mail (with such transmission verified). Notice so given shall be effective upon delivery to the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the next following Business Day) on which it is validly transmitted if transmitted (with such transmission verified) before 2:00 p.m., recipient’s time, and if transmitted after that time, on the next following Business Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location by giving prior written notice to the other parties in the manner set forth hereinabove.

Addresses Where Notices

to Trustor Are to be Sent:

Solyndra Fab 2 LLC

c/o Solyndra, Inc.

47700 Kato Road

Fremont, California 94538

Fax: (510) 440-2625

Telephone: (510) 440-2400

Attention: W.G. Stover, Jr., Vice President, Finance and Chief Financial Officer of Solyndra, Inc.

Attention: Benjamin Schwartz, Acting General Counsel of Solyndra, Inc.

Address Where

Notices to Beneficiary

Are to be Sent:

U.S. Bank National Association

100 Wall Street, Suite 1600

New York, New York 10005

Attention: Corporate Trust Services

Addresses Where Notices

to Trustee Are to be Sent:

Chicago Title Company

455 Market Street, Suite 2100

San Francisco, California 94105

Attention: Underwriting Counsel

IN WITNESS WHEREOF the Trustor has executed this Deed of Trust on the date first written above.

TRUSTOR:	SOLYNDRA FAB 2 LLC, a Delaware limited liability company

	By:	Solyndra, Inc., a Delaware corporation, Its Sole Member

		By:	/s/ W. G. Stover, Jr.

		Name:	W.G. Stover, Jr.

		Its:	Vice President, Finance & Chief Financial Officer

		By:	/s/ Benjamin Bierman

		Name:	Benjamin Bierman

		Its:	Vice President, Global Operations

State of CALIFORNIA)

County of ALAMEDA)

On AUG 27, 2009 before me, SUSAN L. ROSS, a notary public, personally appeared W.G. STOVER, JR., who proved to me on the basis of satisfactory evidence to be the person~~(s)~~ whose name~~(s)~~ is/~~are~~ subscribed to the within instrument and acknowledged to me that he/~~she/they~~ executed the same in his/~~her/their~~ authorized capacity(~~ies~~), and that by his/~~her/their~~ signature~~(s)~~ on the instrument the person~~(s)~~, or the entity upon behalf of which the person~~(s)~~ acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing is true and correct.

Witness my hand and official seal.

Signature /s/ Susan L. Ross         (Seal)

State of CALIFORNIA)

County of ALAMEDA)

On AUG. 27, 2009 before me, SUSAN L. ROSS, a notary public, personally appeared BENJAMIN BIERMAN, who proved to me on the basis of satisfactory evidence to be the person~~(s)~~ whose name~~(s)~~ is/~~are~~ subscribed to the within instrument and acknowledged to me that he/~~she/they~~ executed the same in his/~~her/their~~ authorized capacity(~~ies~~), and that by his/~~her/their~~ signature~~(s~~) on the instrument the person~~(s)~~, or the entity upon behalf of which the person~~(s)~~ acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing is true and correct.

Witness my hand and official seal.

Signature /s/ Susan L. Ross (Seal)

EXHIBIT A

Exhibit A to DEED OF TRUST executed as of September __, 2009 by Solyndra Fab 2 LLC, a limited liability company organized and existing under the laws of Delaware, as Trustor, to Chicago Title Company, as Trustee, and U.S. Bank National Association, as Beneficiary.

Description of Land

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF FREMONT, COUNTY OF ALAMEDA, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

Parcel One:

Parcel 2, Parcel Map No. 9895, filed for record on August 19, 2009 in Book 314 of Maps, Pages 50-52, Alameda County Records.

Parcel Two:

A non-exclusive easement over the real property hereinafter described, appurtenant to Parcel One, as described in the Deed to Safeway Stores, a Maryland corporation, recorded March 17, 1972, on Reel 3085 OR, Image 85, for purposes of a roadway for vehicles of all kinds and animals, for ingress and egress to and from State Highway 17.

A strip of land, 20 feet wide, right angle measurement, lying northwesterly of and contiguous to the northwestern line of the parcel of land described in the Deed to Alameda County Flood Control and Water Conservation District, recorded August 27, 1956, in Book 8131, at Page 485, Official Records of said County, and extending from the original southwestern line of the State Highway from Warm Springs to San Jose, before widening from 66 feet, formerly County Road No. 397, in a southwesterly direction, to the northeastern right of way line of the Western Pacific Railroad.

Parcel Three:

An easement and right of way for public utilities across the lands described as follows:

A strip of land, 20 feet in width, measured at right angles, lying easterly of the westerly line of the right of way of the Western Pacific Railroad Company right of way, and westerly of Warm Springs Road, and lying adjacent to and southerly of the 4-foot-strip of land granted to the Alameda County Flood Control and Water Conservation District, recorded in Reel 395 of Official Records, Image 46, on August 25, 1961.

Said easement is to be appurtenant to the parcel of land described in the Deed to Safeway Stores, incorporated, recorded April 16, 1969, on Reel 2384 OR, Image 105.

Parcel Four:

A non-exclusive easement, appurtenant to Parcel One, over, upon, across and under Parcel 3, Parcel Map 9560, filed for record on March 26, 2008, in Book 306 of Maps, Pages 17-19, Alameda County Records, for storm drainage through future surface and subsurface storm drain facilities and improvements located thereon, created by that certain Grant of Storm Drain Easement recorded April 4, 2008, Instrument No. 2008-112616, Official Records of Alameda County.

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Parcel Five:

A non-exclusive easement, appurtenant to Parcel One, over, upon, across and under the portion of Parcel 3, Parcel Map 9560, filed for record on March 26, 2008 in Book 306 of Maps, Pages 17 - 19, Alameda County Records hereinafter described as follows, for storm drainage through existing surface and subsurface storm drain facilities and improvements located thereon, created by that certain Grant of Storm Drain Easement recorded April 4, 2008, Instrument No. 2008-112616, Official Records of Alameda County:

Being a portion of Parcel 3 of Parcel map 9560, filed for record on March 26, 2008, in Book 306 of Maps at Pages 17-19, Alameda County Records, and being more particularly described as follows:

Beginning at the Northwest corner of said Parcel 3;

Thence North 69° 23’ 28” East, along the Northerly line of said parcel, a distance of 1438.01 feet to the Northeast corner of said parcel;

Thence South 21° 24’ 00” East, along the Easterly line of said Parcel, a distance of 5.00 feet;

Thence leaving said Easterly line, South 69° 23’ 28” West, and parallel to said Northerly line, a distance of 144.02 feet;

Thence South 20° 36’ 32” East a distance of 10.00 feet to a point distant thereon 15.00 feet from measured at right angles to said Northerly line;

Thence South 69° 23’ 28” West, and parallel to said Northerly line, a distance of 1237.33 feet;

Thence South 9° 28’ 26” East a distance of 94.27 feet;

Thence South 69° 23’ 28” West a distance of 38.52 feet to a point on the Westerly line of said Parcel 3;

Thence North 20° 36’ 32” West, along said Westerly line, a distance of 15.00 feet;

Thence leaving said Westerly line North 69° 23’ 28” East a distance of 17.50 feet;

Thence North 20° 36’ 32” West, and parallel to said Westerly line, a distance of 77.50 feet;

Thence South 69° 23’ 28” West a distance of 17.50 feet to a point on said Westerly line;

Thence North 20° 36’ 32” West, along said Westerly line, a distance of 15.00 feet to the point of beginning.

APN: 519-1005-078 (portion)

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